                                                                   Exhibit 10.14




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                                LEASE AGREEMENT

                                    BETWEEN

                       750 COLLEGE ROAD ASSOCIATES, L.P.
                                 ("Landlord")

                                      AND

                                  ITXC CORP.
                                  ("Tenant")



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

                            BASIC LEASE PROVISIONS
                            ----------------------

     This Lease consists of the Cover Sheet, Table of Contents, Basic Lease Provisions, General Lease Provisions, Riders and Exhibits, all of which are attached and incorporated by reference for all purposes. The terms defined in the Basic Lease Provisions, General Lease Provisions, Riders and Exhibits shall be deemed to have the meanings ascribed, wherever used herein. The Cover Sheet, Table of Contents and headlines of paragraphs, Riders and Exhibits are for convenience only and shall not be deemed to enlarge or diminish the meanings of the provisions of this Lease.

LEASE DATE:    June 30th, 2000
LANDLORD:      750 College Road Associates, L.P.
               50 West State Street, Suite 112
               Trenton, New Jersey  08608
               Authorized Representative: Barry Howard
               Telephone:(609) 393-8457

TENANT:        ITXC CORP.
               600 College Road East
               Plainsboro, New Jersey  08536
               Authorized Representative: Edward Jordan
               Telephone:(609) 419-1500

LAND: The tract of land located in the Township of Plainsboro, Middlesex County, New Jersey and described in Exhibit "A."

BUILDING:      The building commonly known as 750 College Road East, Princeton
               Forrestal Center, New Jersey, situated on the Land.

PREMISES:      All of the third floor and a portion of the second floor of the
               Building which together shall total 60,000 square feet of Rentable Area as defined below. The Premises may be increased by up to (5%) upon submission of final space plan.

TERM:          Ten (10) years

RENEWAL TERM:  Two (2) five-year renewal periods, as set forth in Section 2(b)


LEASE
COMMENCEMENT
DATE: On or about August 1, 2001 (subject to adjustment pursuant to Section 2 of the General Lease Provisions).

LEASE EXPIRATION
DATE: July 31, 2011 (subject to adjustment pursuant to Section 2 of the General Lease Provisions).

BASIC RENT:    For Lease Years 1-5, $1,794,000.00 ($29.90 per square foot of
               Rentable Area) plus Tenant electric per year payable in twelve
               (12) consecutive, equal monthly installments of $149,500.00;
               provided, however for the first nine (9) months of the Term, Tenant shall pay Basic Rent for only the greater of 45,000 square feet of Rentable Area or 75% of the Rentable Area of the Premises. For Lease Years 6-10, $1,953,000.00 ($32.55 per square foot of Rentable Area) plus Tenant electric per year payable in 12 consecutive, equal monthly installments of $162,750.00.

               The foregoing rent is based upon a Rentable Area of 60,000 square feet. To the extent that the rentable square footage varies from the amount set forth herein, the Basic Rent shall be adjusted based upon the foregoing rental rates for the applicable periods.

ADDITIONAL RENT:

               1.   Increases in Real Estate Taxes: Tenant's Allocated Share of
                    --------------------------------
               the increase in real estate taxes (including special assessments, rental receipts or gross real estate taxes, if any, and any other taxes now or hereinafter imposed in the nature of or in substitution for real estate taxes) levied on the Building and the Land in excess of the annual real estate taxes for the later of (i) calendar year 2001 or (ii) the calendar year of the Lease Commencement Date (the "Base Year"). Real estate taxes shall not include interest or penalties assessed for the late payment of such taxes.

               2.   Increases in Operating Costs: Tenant's Allocated Share of
                    ----------------------------
               the increase during the Term of the Lease in the Operating Costs (as defined in the General Lease Provisions) over the annual Operating Costs for the later of (i) calendar year 2001 or (ii) the calendar year of the Lease Commencement Date (the "Base Year").

ELECTRICAL SERVICE COST AMOUNT: $1.25 per rentable square foot, subject to the provisions of Section 6 of the General Lease Provisions.

SECURITY DEPOSIT: Twelve (12) months' Basic Rent (see Section 3(e)).

LATE CHARGE:   Two percent (2%) of the Installment of Rent due and unpaid.

OVERDUE INTEREST RATE: Two percent (2%) per annum in excess of the "prime rate"
               then in effect at Citibank, N.A. in New York City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

REIMBURSEMENT INTEREST RATE: Two percent (2%) per annum in excess of the "prime rate" then in effect at Citibank, N.A. in New York City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

TENANT'S ALLOCATED SHARE: 60.13%, which Landlord and Tenant agree is the approximate proportion which the rentable area of the Premises bears to the total rentable area of the Building. Tenant's Allocated Share is subject to change in the event of a change in the Rentable Area of the Premises.

RENTABLE AREA: Premises - 60,000 square feet (approximate)
               Building - 99,783 square feet (approximate)

               The computation of the Rentable Area includes the single tenant floor usable area plus a Building add-on factor of 10.17%. The single tenant floor usable area is the total floor area of the floor measured from the inside surface of the exterior glass less all vertical shafts, elevators, and stairways not for the exclusive use of Tenant, with no deduction for columns and projections necessary for the Building's structure. If a floor is subdivided, the usable area is determined by measuring from the inside surface of the exterior glass to the center of the partition separating the office area from adjoining usable areas and the add-on factor is adjusted to reflect Tenant's proportionate share of areas on the floor shared with other tenants. If the Rentable Area is different from that provided herein at final measurement, the Rentable Area will be ratably adjusted and the Basic Rent and Tenant's Allocated Share shall be adjusted accordingly.

PERMITTED USE: General office use and use for internet telephony switching and related ancillary uses, provided that the use of the Premises shall remain primarily office space.

STANDARD INDUSTRIAL CLASSIFICATION: Tenant's Standard Industrial Classification,
               as designated by the Standard Industrial Classification Manual prepared by the Office of Management and Budget (the "SIC Number") is 4813.

BROKER:        Insignia/Edward S. Gordon Company, Inc.
               Park 80 West Plaza 1
               Saddle Brook, New Jersey  07663
               (201) 712-5649

                           GENERAL LEASE PROVISIONS

     THIS LEASE AGREEMENT (the "Lease") is made on the Lease Date between Landlord and Tenant.

     WHEREAS, Tenant desires to lease space in the Building from Landlord and Landlord is willing to lease space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth in this Lease. Intending to be legally bound hereby, Landlord and Tenant agree:

     1.   Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases
          --------
from Landlord the Premises, for the Term and upon the terms, agreements, covenants and conditions set forth in this Lease. The Premises are shown as outlined in the attached Exhibit A-2. The Lease also includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building (hereinafter referred to as the "Common Facilities") subject to such restrictions as may be incorporated in this Lease. The Lease does not include any other rights not specifically set forth herein.

     2.   Term; Renewal Term.
          ------------------

          (a) The Term of the Lease is for the period set forth in the Basic Lease Provisions, beginning on the Lease Commencement Date and ending at midnight on the Lease Expiration Date. If under the provisions of this Lease the Term begins on a date other than the Lease Commencement Date set forth in the Basic Lease Provisions, then Landlord shall advise Tenant in writing of the date, and that date shall be the Lease Commencement Date. The Lease Expiration Date shall also be adjusted to provide a term of occupancy equal to the Term set forth in the Basic Lease Provisions. For the three (3) week period prior to the Lease Commencement Date, the Tenant shall have the right to enter upon the Premises for equipment, furniture, and communication installations, provided such entry shall be subject to the provisions of Exhibit "B-2."

          (b) Provided no Event of Default by Tenant shall have occurred and be continuing hereunder and this Lease shall be in effect, Tenant shall have the right to extend the Term hereof on two occasions for successive five-year renewal terms (each a "Renewal Term"). In order to exercise its right to a Renewal Term, Tenant shall give Landlord written notice of exercise no later than nine months prior to the end of the Term or first Renewal Term, as applicable, and Tenant may not exercise its right for the second Renewal Term unless it has duly exercised its right for the first Renewal Term. During an exercised Renewal Term, all of the terms and conditions of the Lease shall continue in full force and effect, except for provisions, which, by their nature, relate only to the initial Term and except that the Basic Rent shall be the Fair Market Rent (herein defined), as determined herein.

     The Fair Market Rent shall be the greater the Fair Market Rent for the Premises and the Basic Rent for the immediately preceding Term or Initial Renewal Term, as applicable. The Fair Market Rent shall be such rental as would be agreed upon by willing and knowledgeable parties, neither of whom were acting under compulsion.

     Within 30 days following receipt of Tenant's notice of exercise, Landlord shall advise Tenant of Landlord's determination of the Fair Market Rent (the "Initial Determination"). The Initial Determination shall be the Fair Market Rent unless Tenant shall within 15 days of receipt of the Initial Determination reject the Initial Determination by notice to Landlord. Tenant shall, together with its notice of rejection, either (i) terminate the Lease as of the end of the Term, or (ii) elect that the Fair Market Rent be established by an appraiser mutually agreed upon by the parties. If the parties are unable to agree upon the selection of an appraiser within ten (10) days, then each party shall within an additional five-(5) days designate an appraiser and the appraiser so designated shall within ten (10) additional days designate a third appraiser. The three (3) appraisers so designated shall each render an opinion as to the Fair Market Rent and the average of the three (3) determinations shall be the Fair Market Rent. In the event a final determination of the Fair Market Rent has not been established as of the Lease Commencement Date of the Renewal Tern in question, the Initial Determination shall be deemed to be the Fair Market Rent, subject to retroactive adjustment.

     3.   Rent, Security Deposit.  Tenant shall pay as rent for the Premises the
          ----------------------
following amounts (each of which shall be considered rent and all of which are collectively referred to in this Lease as "Rent"):

          (a)  Basic Rent.  The Basic Rent payable in advance on the first day
               ----------
of each month in monthly installments without prior notice or demand and without any set-off or deduction whatsoever at Landlord's principal office in the City of Philadelphia or at such other place as Landlord may direct. The Basic Rent for the first full month and the final month of the Term will be paid on the date of this Lease. The Basic Rent for the unexpired portion of any month in which the Term begins will be paid on the Lease Commencement Date.

          (b)  Additional Rent.  Tenant will pay as additional rent ("Additional
               ---------------
Rent") at the times herein stated (if no times are stated, then on the first day of the month after Landlord notifies Tenant of the amount of such additional rent, except that any additional rent resulting from the adjustments provided below determined after the Expiration Date of the Lease shall be paid within thirty days after Landlord notifies Tenant of the additional amount due):

               (i)  Increases in Real Estate Taxes.  Tenant's Allocated Share of
                    ------------------------------
Increases in Real Estate Taxes (as defined in the Basic Lease Provisions). At any time or times after the Base Year, Landlord may submit to Tenant a statement of Landlord's reasonable estimate of any such tax increase over the Real Estate Taxes during the Base Year and within thirty (30) days after delivery of such statement and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the actual amount of the total increase and Tenant's Allocated Share of such increase, together with a copy of the Real Estate Tax bill. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's Allocated Share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after the delivery of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator and with 365 as the denominator. Landlord represents that there is no abatement, credit or deferral of Real Estate Taxes for the Base Year.

          (ii)  Increases in Operating Costs.  Tenant's Allocated Share of
                ----------------------------
Increases in Operating Costs. The Operating Costs are hereby defined as the sum of the following costs and expenses: (A) gas, electricity, water and sewer charges and other utility charges (including surcharges) of whatever nature (except to the extent separately charged to tenants under Section 6 of the Lease); (b) insurance (including but not restricted to liability, fire, casualty, boiler, plate glass, false arrest and defamation, workmen's compensation, fidelity bonds, extended coverage, and any other form of insurance which is reasonably required in the operation of a commercial property), (C) building personnel costs, including but not limited to salaries, wages, fringe benefits, and other direct and indirect costs of engineers, superintendents, watchmen, porters, management and security personnel and any other building personnel; (D) costs of service and maintenance contracts, including, but not limited to, chillers, heat pumps, cooling towers, energy management systems, boilers, sprinklers, controls, elevators, mail chutes and boxes, windows, landscaping, common area maintenance, paving, security, janitorial and general cleaning, snow and ice removal, exterminating and trash removal, and management fees; (E) all other maintenance and repair expenses and costs of supplies which are deducted by Landlord in computing its Federal income tax liability; (F) any other costs and expenses (i.e., items which are not capital improvements) incurred by Landlord in operating the Building or Common Facilities, if any, (G) the amortized cost of purchasing and installing any energy saving device in the Building; and (H) the cost of any additional services not provided to the Building or Common Facilities at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and Common Facilities. In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises or on Landlord by virtue of Tenant's occupancy of the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Operating Costs and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord. Operating Costs shall not include (A) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances, (B) leasing commissions payable by Landlord, (C) deductions for depreciation of the Building or (D) capital improvements which are not deducted by Landlord in computing its Federal income tax liability (except as otherwise expressly provided herein). For purposes hereof, "Operating Expenses" shall also not include the following: (a) expenses incurred in connection with the leasing of space in the Building, including, without limitation, leasing commissions, rent concessions, tenant improvements, tenant buyouts and advertising expenses and legal fees and disbursements in connection with leases, lease terminations, modifications, renewals and extensions; (b) executive salaries and benefits above the grade of building manager; (c) repairs or other work (including rebuilding) occasioned by insured fire, windstorm or other casualty or by condemnation; (d) depreciation; (e) interest on, and amortization of, any debts; (f) rent payable under any ground lease to which this Lease is subject; (g) expenses incurred in negotiating and enforcing leases against tenants, including attorneys' fees; (h) costs of financing, re-financing or re-structuring any debt obligations with respect to the Building and related legal fees and disbursements; (i) fines, penalties and late payments incurred by Landlord due to Landlord's violations of law, permits, leases or contracts pertaining to the Building; (j) expenses in connection with services of a type which are not available to Tenant but which are provided to another tenant or occupant of the Building; (k) expenses which arise out of additions to the Building; (l) insurance increases due to any extra hazardous uses made in the Building by Landlord or any other tenants; (m) expenses for repairs or other work covered by insurance proceeds; (n) expenses incurred in connection with the sale of the Building and/or the Land or any interest therein; (o) cost of any work or service performed in any instance for or supplied to a specific tenant (including Tenant) at the cost of such tenant; (p) compensation paid to clerks, attendants or similar persons in commercial concessions operated by Landlord;
(q) the cost of installing, operating and maintaining any specialty service such as an observatory or broadcasting facilities but excluding a cafeteria and fitness facility; (r) any fee or expenditure in excess of the amount which would be paid in an arm's length transaction paid to any corporation or entity which controls, is controlled by or under control with Landlord or any partner or shareholder of Landlord or any person which is a relative by blood or marriage of any shareholder, partner or officer or director of Landlord; and (s) cost of correcting defects in the original design and construction of the Building. At any time or times after the Base Year Landlord may submit to Tenant an estimate of the increase of the Operating Costs and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the total increase and Tenant's proportionate share of such increase. Notwithstanding anything to the contrary set forth in this section 3(b)(ii), if Landlord shall fail to render the required statement for any calendar year by June 1 of the succeeding calendar year, Tenant may cease to pay installments of Operating Expenses until such time as such statement is rendered. At the time that Landlord's Statement is rendered, Tenant shall, within thirty (30) days following receipt thereof, pay to Landlord the installments of Operating Expenses withheld by Tenant. If Tenant shall deliver notice to Landlord that it desires to examine the records concerning Operating Expenses before the end of the second anniversary of the date Tenant receives Landlord's Statement, Landlord shall provide access to, and Tenant shall have the right to examine such records for a period of ninety (90) days after Landlord makes such records available to Tenant or its agents. If after an examination of the records, either Landlord and Tenant agree or an arbiter determines that there occurred an overpayment of Operating Expenses by Tenant equal to or greater than five percent (5%), then Landlord shall pay to Tenant interest on such overpayment at the Overdue Rate then in effect from the date of such payment until the date the Tenant receives such refund. If it is determined that a miscalculation or mathematical error exists with respect to any particular categories of Operating Expenses for the year in question, and provided that Landlord verifies such miscalculation or error and shall reasonably and in good faith determine that such miscalculation or error existed in previous operating years, then such categories of Operating Expenses for each of the lease years for which such calculation or mathematical error exists shall be adjusted accordingly. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of Rent due after rendition of said statement, or if payments have been accelerated pursuant to Section 15 below, within ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator and 365 as the denominator.

          (c)  Demand; Time.  Each of the foregoing amounts of Rent shall be
               ------------
paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the Term of this Lease. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder.

          (d)  Base Expense Adjustments.  In the determination of the Base Real
               ------------------------
Estate Taxes and the Base Operating Expenses Landlord shall make appropriate adjustments to the actual costs in order to reflect what the base expenses would have been if the Building were 95% occupied if in the base year average occupancy was less than 95%.

          (e)  Security Deposit.  Tenant shall deposit with Landlord on or
               ----------------
before the date hereof, a security deposit (the "Security Deposit") in an amount equal to twelve months' Basic Rent, subject to reduction in amount as provided herein. Provided no Event of Default by Tenant shall have occurred (i) if Tenant's audited annual financial statements (for years commencing with the year in which the Term begins) indicates that for two (2) consecutive years Tenant has after tax net income (excluding one time events) in excess of $10,000,000.00 per annum and a minimum net worth of $50,000,000.00, then the amount of the Security Deposit shall be reduced to an amount equal to six (6) months' Basic Rent, and (ii) if the aforesaid income and net worth are maintained for two additional consecutive fiscal years, Landlord shall agree to return the Security Deposit to Tenant. Landlord, in the event that the Building is sold, shall transfer and deliver the Security Deposit to the purchaser of the Building and shall notify Tenant thereof, and thereupon Landlord shall be discharged from any further liability with reference thereto. In lieu of a cash deposit, Tenant may post with Landlord a letter of credit in the amount of the Security Deposit issued by a bank reasonably satisfactory to Landlord. The letter of credit shall be substantially in the form attached hereto as Exhibit "B" and shall be for a term of (or renewable for) ten (10) years. Tenant's failure to renew the letter of credit at least sixty (60) days prior to its stated expiration, shall constitute an Event of Default hereunder. Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall have the right to draw on the letter of credit, from time to time in such amounts as are due Landlord under the terms of this Lease, in Landlord's reasonable judgment, arising out of Tenant's Event of Default. The letter of credit shall be transferable by Landlord in the event of any transfer by Landlord of the Premises.

     4.   Use of Premises.  Tenant will use and occupy the Premises solely for
          ---------------
the Permitted Use and then only in accordance with the uses permitted under applicable zoning and other governmental regulations; without the prior written consent of Landlord the Premises will be used for no other purpose. Tenant will not use or occupy the Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America and any other public or quasi-public authority having jurisdiction over the Premises or the Common Facilities.

     5.   Common Facilities.
          -----------------

          (a) The Common Facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities; to change the areas, locations and arrangements of Common Facilities; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Facilities; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to establish, modify and enforce rules, regulations for parking facilities provided by Landlord, if any; to close all or any portion of such parking areas or other Common Facilities to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas or facilities; and to do and perform such other acts in and to said areas and improvements as Landlord, in the exercise of good business judgment, shall determine to be advisable, provided that none of the foregoing shall adversely affect Tenant or Tenant's agents' access to or use of the Premises or reduce the usable area of the Premises. Landlord agrees that it shall not enact any rule or regulation with respect to the Common Facilities, including the parking facilities, that unduly interferes with Tenant's permitted use of the Premises. Landlord agrees that it shall apply the rules and regulations to the tenants of the Building in a uniform manner and shall not discriminate against Tenant in applying such rules and regulations.

          (b) Landlord reserves the right in its sole discretion to change, rearrange, alter, modify, reduce or supplement any or all of the Common Facilities so long as adequate facilities in common are made available to the Tenant, provided that none of the foregoing shall adversely affect Tenant or Tenant's agents' access to or use of the Premises or reduce the usable area of the Premises.

          6. Services and Utilities
             ----------------------

          (a) Landlord will furnish air-conditioning during the seasons of the year when air-conditioning is required and heat during the seasons of the year when heat is required with a system designed to perform in accordance with those specifications set forth in Exhibit "B-1" attached hereto and made a part hereof. Landlord will supply reasonably adequate water, exterior window cleaning, char and janitorial and such other service (done after 5:30 PM Monday through Friday, only (except legal holidays)) and such other building services and maintenance of the Building, Building systems and Common Facilities as are required in Landlord's sole but reasonable judgment commensurate with the standards of a first-class office facility. Landlord shall not be obligated to provide janitorial service if Tenant refuses entry to the cleaning staff after 5:30 P.M. Landlord will also provide elevator service by means of
automatically-operated elevators.   Landlord shall have the right to remove
elevators from service if required for moving freight, or for servicing, maintaining or constructing the Building. If due to use of the Premises or rearrangement of partitioning after the initial preparation of the Premises interference with normal operation of the air-conditioning in the Premises results, necessitating changes in the air-conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air-conditioning system is in operation and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations which Landlord may prescribe for the proper functioning and protection of the air-conditioning system.

          (b) Landlord shall furnish the electric energy that Tenant shall require in the Premises consistent with the electrical specifications set forth in Exhibit "D" attached hereto and made a part hereof. Tenant shall pay Landlord, as Additional Rent, the cost of its use of electricity within the Premises (the "Electrical Service Cost Amount") for lighting and for operating office equipment and similar equipment (excluding heating, ventilation and cooling, which shall be included in Recognized Expenses). The Electrical Service Cost Amount shall be based upon a submeter and the actual rates charged by the electric utility serving the Building. Tenant shall pay to Landlord the Electrical Service Cost Amount in monthly installments in advance together with its payment of Basic Rent. Landlord shall provide Tenant with an annual statement indicating the charges for electrical consumption actually incurred by Tenant during the prior year based on meter readings made by Landlord. If such meter readings indicate that Tenant has incurred charges for electrical consumption in excess of the Electrical Service Cost Amount, Tenant shall pay such excess to Landlord on the date the next installment of Basic Rent is due. If such meter readings indicate that Tenant has incurred charges for electrical consumption in an amount less than the Electrical Service Cost Amount, then the amount of the excess Electrical Service Cost Amount paid by Tenant shall be credited against the next installment of Basic Rent. In either event, the Electrical Service Cost Amount shall thereafter be adjusted to reflect actual electricity consumption (based on the meter readings).

          Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises, as the same are specified in Exhibit "D". Tenant covenants not to connect any additional fixtures, appliances or equipment to the electric distribution system which would exceed the capacity of its electrical conductors and equipment or make any alteration or addition to the electric system of the Premises.

          (c) The Building shall contain a cafeteria which shall be of an equivalent level of quality and of proportionate size to the cafeteria operated by Landlord's affiliate at premises 650 College Road East, Princeton Forrestal Center. The cafeteria shall be operated pursuant to rules and regulations now or hereafter adopted by Landlord and shall be open Monday through Friday through the lunch hour.

          (d) All services and utilities provided by Landlord shall be provided during normal hours of operation of the Building (except char and janitorial services and the cafeteria which are described above), which are 7:30 AM to 5:30 PM Monday through Friday and 9:00 AM to 12:00 noon Saturday. There are no normal hours of operation of the Building on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours off operation of the Building, unless otherwise specified herein. One automatically operated elevator shall be subject to call at all times. Tenant shall have access to the Premises on a 24-hour per day and 7-day per week basis. If Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein and provided arrangements are made with the Landlord's agent, Landlord will furnish such air-conditioning or heat if the Tenant agrees to pay for the same with the next monthly installment of rent in accordance with the then-current schedule of costs and assessments therefor, which such schedules shall be published from time to time by Landlord and furnished to Tenant, the same being determined by Landlord's engineer to reflect Landlord's cost. Landlord shall not be liable for failure to furnish, or for delays, suspensions or reductions in furnishing, any of the utilities or services required to be performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord's conformance to governmental legislation, regulation, or judicial or administrative orders, or from any other cause whatsoever.

          (e) In the event an interruption of any of the services to be provided by Landlord described in this Section 6 or elsewhere in this Lease (other than interruption caused by reasons beyond Landlord's reasonable control or interruptions in operation of the cafeteria or fitness room), which interruption substantially interferes with Tenant's conduct of business at the Premises, continues for more than five (5) consecutive business days, all items of rent and additional rent shall thereafter be abated during the continuity of such substantial interference until such services are restored to where no substantial interference continues.

     7.   Completion of Improvements.
          --------------------------

          (a) Landlord shall construct upon the Land the Building and other improvements substantially in accordance with the Base Building Specifications attached hereto as Exhibit "B-1." Before the Lease Commencement date, Landlord will prepare the Premises for occupancy by Tenant in the manner and on the terms stated in the Work Letter attached hereto as Exhibit "B-2." Landlord shall provide an allowance of $1.50 multiplied by the Rentable Area of the Premises (the "Design Allowance") to be applied by Tenant to the cost of designing and preparing construction drawings of the Premises. Landlord shall provide an allowance of $25.00 multiplied by the Rentable Area of the Premises (the "Tenant Improvement Allowance") to be applied by Landlord to the cost of preparing the Premises. In addition to the Design Allowance and the Tenant Improvement Allowance, Landlord shall contribute not in excess of $118,500.00 towards the cost of wiring the Premises (the "Wiring Allowance"). Additionally, Landlord shall provide an allowance of $50,000.00 towards the cost of a fitness center to be located within the Premises (the "Fitness Center Allowance"). All costs above the Tenant Improvement Allowance shall be paid by Tenant on a pro rata (i.e. in the proportion that Tenant's overage bears to the total cost of the work) basis from time to time as payments are made to Landlord's contractor and other professionals for completion of the work. To the extent the Tenant Improvement Allowance, Design Allowance, Wire Allowance and Fitness Center Allowance are not fully utilized for their intended purposes, any unused portion may be applied at Tenant's option to installments of Basic Rent next coming due or to other costs incurred by Tenant (e.g. consulting or legal fees, moving expenses, equipment, trade fixtures, furniture and/or signage).

          (b) Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the completion of the foregoing improvements or the construction of the Building when prevented from so doing by cause or causes beyond Landlord's reasonable control, which shall include, without limitation, all labor disputes, civil commotion, war like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services, weather, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Landlord. Notwithstanding the foregoing, (i) in the event Landlord shall not substantially complete the Premises in accordance with the Work Letter within 45 days following the Lease Commencement Date as set forth in the Basic Lease Provisions (as such date shall be extended by the period of any Force Majeure or Tenant Delay as defined herein and in the Work Letter) then for any such further period of delay, Tenant shall be entitled to a day for day credit of Basic Rent for each day until the Premises have been substantially completed and (ii) in the event Landlord shall not substantially complete the Premises in accordance with the Work Letter by that date which is one year following the Lease Commencement Date as set forth in the Basic Lease Provisions (as such date shall be extended by the period of any Tenant Delay) then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease by giving Landlord written notice of termination within fifteen (15) days following such date.

     8.   Covenants of Tenant.  Tenant will (at Tenant's sole cost and expense):
          -------------------

          (a) pay to Landlord all amounts due as Basic Rent and Additional Rent; and pay to Landlord: (i) the Late Charge on all overdue installments of Basic Rent and on all overdue payments of Additional Rent or other sums payable to Landlord under this Lease that are ten (10) days past due. Tenant acknowledges and agrees that the purpose of the Late Charge is to compensate Landlord for its costs in collecting the same and is a liquidated amount; and (ii) in addition to the Late Charge, interest, at the Overdue Interest Rate on all overdue installments of Basic Rent from five (5) days following the due date thereof to and including the date of payment and on all payments of Additional Rent or other sums payable to Landlord hereunder from five (5) days following the date of demand therefor to and including the date of payment;

          (b) keep the Premises in good order and repair, reasonable wear and tear and damage by casualty excepted;

          (c) surrender the Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Term hereof;

          (d) be responsible for the maintenance of all plumbing and other fixtures in and serving only the Premises, whether installed by Landlord or by Tenant;

          (e) be responsible (except to the extent provided in Section 13, below) for repairs and replacements to the Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees;

          (f) comply with all laws and all enactments and regulations of any governmental authority relating or applicable to Tenant's particular occupancy of the Premises, and hold Landlord harmless from all consequences for failure to do so;

          (g) promptly notify Landlord of any damage to or defects in the Premises, and of any injuries to persons or property which occur therein;

          (h) pay for any alterations, improvements or additions made by Tenant to the Premises and any light bulbs, tubes and other non-standard Building items made by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

          (i) comply with the rules and regulations set forth in Exhibit C hereto and with all reasonable changes in and additions to them, notice of which is given by Landlord to Tenant (such rules and regulations are and all such changes and additions will be part of this Lease); and

          (j) comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use and maintenance of the Premises.

     9.   Negative Covenants of Tenant.  Tenant will not:
          ----------------------------

          (a) damage the Premises or any other part of the Building, or use any part of the Building not designated for use by Tenant except as such right is given by special written arrangement apart from this Lease;

          (b) bring into or permit to be kept in the Premises any dangerous, explosive or obnoxious substances;

          (c) have property of substantial size or quantity delivered to or removed from the Premises without first making arrangements reasonably satisfactory to Landlord;

          (d) bring into the Premises or use any furniture or equipment that might be harmful thereto or harmful or annoying to others in the Building, or place any weight in the Premises beyond its safe carrying capacity;

          (e) install any equipment of any kind or nature which will or might necessitate changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building unless approved by Landlord in writing;

          (f) paint, affix or display in any other manner on any portion of the outside or inside of the Building, any sign, advertisement or notice except those on the directories and doors of offices, and then only those approved by Landlord as to place, number, size, color and style; or

          (g) conduct itself or permit its agents, servants, employees, guests or visitors to conduct themselves in a manner which, in Landlord's judgment, is unlawful, improper or unsafe.

     10.  Tenant's Actions Requiring Landlord's Consent. Without the prior
          ---------------------------------------------
written consent of Landlord, Tenant will not:

          (a) use the Premises other than for the Permitted Use;

          (b) voluntarily or involuntarily assign, mortgage or pledge this Lease or sublet all or any part of the Premises, except in strict compliance with the provisions of Section 17, below;

          (c) alter, improve or add to the Premises (all alterations, improvements, additions and fixtures will belong to Landlord and remain in the Premises at the end of the Lease except that if

Landlord designates at the time of their installation that any of the same be removed, Tenant will do so and will restore or repair any damage to the Premises caused by such installation or removal, all at its expense). If Landlord shall consent to such alteration, improvements or additions by Tenant, such consent shall not be deemed to be any agreement or consent by Landlord pursuant to N.J.S.A. (S)2A:44-68 or any successor statute thereto, to subject Landlord's interest in the Premises, Building or Land to any mechanics' or materialmens' lien which may be filed in respect to such alterations, improvements or additions under by or on behalf of Tenant. Tenant shall be entitled to replace the entrance door and/or entrance wall to the Premises at its expense and in a manner that does not cause any interference to other tenants of the Building, subject to Landlord's approval of Tenant's proposed design and location. Tenant shall further be entitled to place its name on the outer door of the Premises and also in the interior reception area, provided such signage shall be subject to Landlord's approval. Landlord's consent as to the matters of covered by this subparagraph (c) shall not be unreasonably withheld.

     11.  Covenants of Landlord.
          ----------------------

          (a)  Quiet Enjoyment.  Landlord covenants that it has the right to
               ---------------
make this Lease for the Term, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall freely, peaceably and quietly occupy and enjoy the Premises without interference by Landlord or any party claiming through or under Landlord, except for the provisions of paragraph (b) hereof.

          (b)  Reservation.  Landlord reserves to itself and its successors and
               -----------
assigns (whether acting itself or through persons authorized by it) the following rights (all of which are hereby consented to by Tenant). Landlord may exercise these rights from time to time without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set off or abatement of Rent or otherwise affecting Tenant's obligations hereunder:

               (i) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building or any part thereof and for such purposes to enter upon the Premises, and during the continuance of any such work, to temporarily close doors, entryways, common areas, public space and corridors in the Building, to interrupt or temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible and Tenant is not unreasonably disturbed in use or possession thereof. If Landlord desires to perform any repairs, additions or alterations to the Building or the Premises, Landlord shall take commercially reasonable measures to minimize any disruption to Tenant's operations at the Premises.

               (ii) To have and retain paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber the Premises.

               (iii) To grant to anyone the exclusive right to conduct any business in or render any service to the Building, provided such exclusive right shall not operate to exclude Tenant from the Permitted Use.

               (iv)    [INTENTIONALLY DELETED]

               (v)     [INTENTIONALLY DELETED]

               (vi) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the search of persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time-to-time which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

               (vii) To enter the Premises to perform Landlord's covenants under this Lease, to exercise Landlord's remedies under this Lease, to ascertain if Tenant is in compliance with its covenants under this Lease, to inspect the Premises, and to exhibit the Premises to Mortgagees and Lessors and to prospective lenders, purchasers and tenants; provided any such entries for inspection or exhibition shall be during normal business hours after reasonable notice.

               (viii)  To change the name by which the Building is designated.

               (ix) To transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, accruing after the date of such assignment, and Tenant agrees to attorn to and look solely to such successor in interest of the Landlord for performance of such obligations.

          (c)  Building Systems.  Landlord represents and warrants that the
               ----------------
electrical, plumbing and HVAC Building systems will be in working order as of the Commencement Date.

          (d)  Compliance with Law.  Landlord covenants and agrees that it shall
               -------------------
comply with applicable laws and codes with respect to the Building.

     12.  Loss, Damage or Injury.
          -----------------------

          (a) Tenant will be responsible for and hereby relieves Landlord from and indemnifies Landlord against all liability by reason of any injury, damage or loss to any person or property which occurs in the Premises or in any other part of the Building, and which is caused wholly or in part by the negligence of Tenant, its agents, servants, invitees or employees. Tenant further releases Landlord from all liability for damage to or loss of any property of Tenant, or any third party which may result from the leakage of water into the Premises, or from any other cause unless resulting from the negligence of Landlord, its agents or employees.

          (b) Tenant will not conduct nor permit to be conducted, any activity, nor place any equipment in or about the Premises or the Building or the Common Facilities, which will in any way increase the rate of fire insurance or other insurance on the Building or cause the cancellation or other termination thereof; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building or the Common Facilities, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered Additional Rent due and payable pursuant to Section 3(b), above.

          (c) Tenant shall carry public liability insurance in a company or companies licensed to do business in the State of New Jersey and carrying a rating reasonably satisfactory to Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit "C"), which amounts may be adjusted by at least an amount equal to the amount by which inflation (as measured by the change from the Lease Date to the last day of the month preceding such adjustment in the Consumer Price Index,(CPI-W), 1982-84 Base, Philadelphia-New Jersey as published by the United States Department of Labor (Bureau of Labor Statistics), or if such index is discontinued, its successor, or if no successor is designated, any other index reasonably acceptable to Landlord and Tenant) affects the original insurance limits; shall name Landlord and any mortgagee of the Building or Land as additional insureds, as their interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after notice of such proposed cancellation to Landlord. Landlord agrees to keep and maintain such casualty insurance as may be required by the mortgagee of the Building from time to time.

          (d) Each party agrees to use its best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable, an agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional assured.

     13.  Restoration of Damage. If the Premises are damaged by fire or other
          ---------------------
casualty:

          (a) Landlord will restore the Premises (but not Tenant's property located therein) with reasonable promptness at Landlord's expense unless the nature of the damage to the Building is such that Landlord determines that the restoration cannot be completed within twelve (12) months, in which event either Landlord or Tenant may, upon notice to the other party given within thirty (30) days after Landlord's determination, terminate this Lease.

          (b) Landlord will not be liable to Tenant for any interruption in use of the Premises which results from damage to any part of the Building, but Rent will be proportionately abated during any period of time when any part (or all) of the Premises is untenable.

          (c) The provisions of this Section 13 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application in such case.

     14.  Condition of Leased Space. Landlord leases the Premises in its
          -------------------------
condition when the Term begins and without any representation with respect to it or any duty to repair or alter it, except as to punch-list items.

     15.  Default by Tenant.
          ------------------

          (a) Each of the following shall constitute an event of default (an "Event of Default") hereunder:

               (i) If Tenant fails to pay within five (5) days after written notice all amounts due hereunder, including, without limitation, Basic Rent and Additional Rent; or

               (ii) If Tenant fails to perform any of its other obligations hereunder within thirty (30) days after written notice of any such failure has been given by Landlord; or

               (iii) If Tenant abandons the Premises or without having given prior written notice to Landlord either vacates the Premises or removes therefrom all or substantially all of its property; or

               (iv) If Tenant files a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law; or

               (v) If an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar law shall be filed in any court and shall not be dismissed, discharged or denied within sixty
(60) days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof; or

               (vi) If a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of the Premises shall be appointed in any proceedings brought by

Tenant; or if any such custodian, receiver, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment; or if Tenant shall consent to or acquiesce in such appointment; or

               (vii) If Tenant shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts, generally as they become due.

          (b) If Tenant commits an Event of Default hereunder, then Landlord will have the right to do once or more often any one or more of the following:

               (i) declare due and payable and sue to recover all unpaid Rent and all Rent for the unexpired Term of this Lease and all costs and commissions provided or permitted by law, together with the unamortized cost of the improvements to the Premises performed by Landlord or reimbursed by Landlord to Tenant under the Work Letter. In the event Landlord has granted Tenant any concessions in the making of this lease (including, by way of illustration and not limitation, free Basic Rent, excess Tenant improvement allowances, moving allowances or other payments or credits to or on behalf of Tenant, collectively, "Concessions") all such Concessions shall be due and payable in full to Landlord and collectible as Rent, notwithstanding any other provision herein or in any Rider hereto to the contrary.

               (ii)   declare this Lease ended;

               (iii) lease all or any part of the Premises to any other person with or without first altering the same; and

               (iv) regain possession through summary dispossess proceedings or through any other lawful manner.

          (c) If a default by Tenant not involving the payment of money occurs and is of such a nature that it cannot reasonably be cured within thirty (30) days after written notice as aforesaid, Landlord will not exercise any right, power or remedy hereunder so long as Tenant is proceeding with due diligence, in good faith and with continuity to complete the curing of such default, provided in all cases that the default is completely cured with ninety (90) days after such written notice, and if not so cured within such 90-day period then Landlord shall be fully empowered to exercise any right, power or remedy hereunder.

     16.   Eminent Domain.  If all or part of the Building is taken or condemned
           --------------
for public use (or if Landlord elects to convey title to the condemnor by a deed in lieu of condemnation), then at the option of Landlord this Lease will end as of the date title vests in the condemnor and rent will abate for the Premises. Tenant will have no claim against Landlord or the condemnor as a result of such condemnation or conveyance except to the extent that an award shall specifically include an amount in respect of Tenant's moving expenses.

     17.   Assignment and Subletting.
           --------------------------

          (a) In the event Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects any of the following options (which options shall be within the sole and absolute discretion of Landlord): (i) to terminate this Lease as to the space affected by the proposed assignment or sublease as of the date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder after such date as to such space; or (ii) to permit Tenant to assign or sublet such space subject, however, to subsequent written approval of the proposed assignee or sublessee by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that if the rental rate agreed upon between Tenant and its sublessee is greater than the rental rate payable under this Lease, then one-half (1/2) of such excess rental (and each installment thereof) shall be paid by Tenant to Landlord as Additional Rent hereunder within five (5) days of Tenant's receipt thereof.

          (b) In respect of the foregoing: (i) no assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease; (ii) any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 17 shall be void; and (iii) the provisions of this
Section 17 shall apply fully to any subsequent assignment or subletting by an assignee or sublessee.

          (c) For purposes of this Section 17 any transfer or change in control of Tenant (or any sublessee or assignee) by operation of law or otherwise shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant or assignee (in a single transaction or a series of related transactions); provided, however, that Landlord shall neither terminate this Lease nor deny approval to an assignment arising from (i) an issuance of stock in a public offering or (ii) the sale of a controlling equity interest of Tenant where the purchaser is publicly or privately held and the net worth of the resulting entity shall be greater than the net worth of the Tenant immediately prior to the transaction.

          (d) Upon prior written notice to Landlord, Tenant may assign this Lease to an affiliate of Tenant provided that following such assignment Tenant shall continue to be responsible for all of the obligations of Tenant under this Lease, provided further that the assignee shall execute an agreement in form and substance reasonably satisfactory to Landlord confirming the assumption of the Lease by the assignee and the continued responsibility of the Tenant hereunder. For purposes of this Lease, and "affiliate" is an entity that controls, is controlled by or is under common control of Tenant.

     18.  Extension of Term: Waiver; Holding Over.
          ----------------------------------------

          (a) This Lease will end at the conclusion of the Term. Tenant waives, to the extent permissible under law, all rights to receive any notice to quit the Premises upon termination of this Lease (whether on conclusion of the Term or any renewal thereof or on earlier termination following a default by Tenant).

          (b) If Tenant retains possession of the Premises or any part thereof after termination of this Lease by expiration of the Lease Term or otherwise, Tenant shall pay Landlord: (i) as agreed liquidated damages (and not as a penalty) for such wrongful retention alone, an amount, calculated on a per diem basis for each day of such wrongful retention, equal to twice the annual Basic Rent and the

Additional Rent for the time Tenant thus remains in possession, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's wrongful retention. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of wrongful retention.

     19.  Delays in Exercising Rights. No delay or omission by Landlord or
          ---------------------------
Tenant in exercising any right upon any default by the other will impair any such right or be construed as a waiver of any such default or an acquiescence in it. No waiver of any default will affect any later default or impair any rights of Landlord or Tenant with respect thereto. No single, partial or full exercise of any right by Landlord or Tenant will preclude other or further exercise thereof.

     20.  Subordination; Attornment. This Lease and all rights of Tenant
          -------------------------
hereunder are and shall be subject to and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases of the Premises, Building or the Land and to all mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This Section 21 shall be self-operative and no further instrument of subordination shall be required. If the holder of a superior mortgage shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a deed or otherwise, then at the election of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints such successor landlord as Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant. Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Premises by reason of the institution of any action to foreclose a superior mortgage, and this Lease shall not be affected by any such action unless and until the holder of the superior mortgage elects in such proceeding or action to terminate this Lease. Landlord agrees to obtain from its initial mortgagee a Non-Disturbance Agreement on such lender's form in favor of Tenant, to be provided at no cost or expense to Tenant. Landlord covenants and agrees to use its reasonable best efforts to secure a Non-Disturbance Agreement in favor of Tenant from any future mortgagee of the Premises.

     21.  Limitation of Liability. Tenant shall look only to Landlord's
          -----------------------
interest in the Building and the Land (or the proceeds of any sale thereof) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord or any person owning an interest in Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

     22.  Environmental Matters.
          ----------------------

          (a)  Hazardous Wastes. Tenant shall not engage in operations at the
               ----------------
Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under the Industrial Site Recovery Act, N.J.S.A. 13:IK-6, et seq., ("ISRA"). Tenant further covenants that it will not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Building or the Land on which is located of any hazardous substance (as such term is defined under N.J.S.A. 58:10-23.11(b)(k) and N.J.A.C. 7:26B-1.3). Notwithstanding anything set forth above, Tenant may handle, store, use or dispose of products containing small quantities of hazardous substances, if (i) such products are used in the ordinary course of Tenant's business, (ii) are customarily found in offices (such as cleaning fluids, toner for copies, and the like), and (iii) Tenant handles, stores, uses and disposes of any such hazardous substances in a safe and lawful manner and shall not allow such hazardous substances to contaminate the Premises, the Building or the environment. Tenant shall not be responsible for any hazardous substances brought into the Premises by Landlord, its agents, contractors or employees.

          (b)  ISRA Compliance. Tenant shall, at Tenant's own expense, comply
               ---------------
with ISRA, if applicable to Tenant. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all applicable requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or hazardous wastes at the Premises and not caused by Landlord which occur during the Term of this Lease, then Tenant shall, at the Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to ISRA. At no expense to the Landlord, Tenant shall promptly provide all information reasonably required by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with spills or discharges of hazardous substances or hazardous wastes at the Premises which occur during the Term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA, the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or hazardous wastes at the Premises which occur during the Term of this Lease. Tenant's failure to abide by the terms of this paragraph shall be subject to equitable relief.

          (c)  Environmental Reports. With respect to Tenant's occupancy of the
               ---------------------
Premises, Tenant shall promptly provide Landlord with any notices, correspondence and submissions made by Tenant to or to Tenant from NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or hazardous substances.

          (d)  Conditions Precedent to Assignment and Sublease. As a condition
               -----------------------------------------------
precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, comply with ISRA or secure a Non-Applicability letter.

          (e)  SIC Number. Tenant represents and warrants that its SIC Number
               ----------
set forth in the Basic Lease Provisions is true and correct.

          (f)  Landlord's Right to Perform. In the event of Tenant's failure to
               ---------------------------
comply in full with this Section 22, Landlord may, at its option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable in accordance with paragraph 3, above.

          (g)  Survival of Tenant's Obligations. Tenant's obligations under this
               --------------------------------
Section 22 shall survive the expiration or sooner termination of this Lease.

          (h) Landlord hereby represents to Tenant that as of the date hereof, Landlord has received no notice of any violation of any environmental laws with respect to the Building or the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility for any cost or expense arising from any hazardous substances determined to have been in existence at the Premises or the Building prior to the commencement of the Lease.

     23.  Relocation of Tenant. If the Premises shall consist of 20,000 square
          --------------------
feet of space or less (whether due to recapture, subletting or otherwise), then Landlord, by at least ninety (90) days' prior written notice to Tenant, may require Tenant to move from the Premises to another single location substantially similar to and of comparable size with the Premises in the Building. In the event of any such relocation: (a) Landlord will pay all expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Premises and, in addition, will pay the expense of moving Tenant's furniture and equipment to the relocated premises, the cost of reinstalling Tenant's telecommunication and tele-data equipment and all other expenses reasonably related to the move (e.g. reprinting of stationery, etc.); and (b) Landlord and Tenant will execute a modification of or supplement to this Lease in respect of and identifying such relocated premises, such to be otherwise on terms identical to the terms hereof.

     24.  Miscellaneous.
          --------------

          (a)  No Representations by Landlord.  Tenant acknowledges that neither
               ------------------------------
Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

          (b)  No Partnership. Nothing contained in this Lease shall be deemed
               --------------
or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

          (c)  Brokers.  Landlord recognizes Broker as the broker procuring this
               -------
Lease and shall pay Broker a commission therefor pursuant to a separate agreement between Broker and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

          (d)  Estoppel Certificates.  Tenant agrees, at any time and from time
               ---------------------
to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord written statements or other documents (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating that this Lease is subject and subordinate to the lien of any deed of trust, mortgage, or other security instrument which may in the future encumber or affect the Building, and any renewals, extensions, modifications, recastings or refinancing thereof, and that if requested to do so, Tenant will attorn to a secured party or purchaser that succeeds to Landlord's interests as a result of any foreclosure action on the Land or the Building, (v) stating the address to which notices to Tenant should be sent, and
(vi) such other matters relating to this Lease as may be reasonably requested by Landlord or its designee. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgage. Landlord agrees at any time and from time to time upon not less than ten (10) days prior written notice from Tenant, to execute, acknowledge and deliver to Tenant a written statement covering the matters set forth in items (i) through (vi) of the first sentence of this subparagraph (d).

          (e)  Waiver of July Trial.  Landlord and Tenant hereby waive trial by
               --------------------
jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

          (f)  Notices.  All notices or other communications hereunder shall be
               -------
in writing and shall be deemed duly given if hand delivered (with receipt therefor), or if delivered by certified or registered mail, return receipt requested, first-class postage prepaid, (i) if to Landlord, at the address provided in the Basic Lease Provisions, and (ii) if to Tenant, at the Premises, unless notice of a change of address is given pursuant to the provisions of this Section. If any notice sent by certified and registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.

          (g)  Applicable Law.  This Lease shall be construed, governed, and
               --------------
enforced under the laws of the State of New Jersey. It is expressly understood that if any future or present law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

          (h)  Invalidity of Particular Provisions.  If any provision of this
               -----------------------------------
Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (i)  Gender and Number.  Feminine or neuter pronouns shall be
               -----------------
substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

          (j)  Benefit and Burden.  The provisions of this Lease shall be
               ------------------
binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

          (k)  Captions.  The captions and headings herein are for convenience
               --------
of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.

          (l)  Joint and Several Liability.  If two or more individuals,
               ---------------------------
corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are subject to personal liability by virtue of statute or general law, the liability of each such member shall be joint and several.

          (m)  Corporate Tenancy.  If Tenant is a corporation, the undersigned
               -----------------
officer of Tenant warrants and certifies to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the state in which the Premises are located, or if chartered in a state other than that in which the Premises are located, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the state in which the Premises are located. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his signature thereto.

          (n)  Parking.  Landlord agrees to make available for Tenant's use four
               -------
(4) parking spaces per 1000 square feet of rentable area in the Premises.
Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time make to assure use of designated parking spaces on the Land by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at the owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations, provided, however, Landlord agrees to use reasonable efforts to enforce such rules and regulations uniformly.

          (o)  Time of Essence.  Time shall be of the essence with respect to
               ---------------
this Lease and all the attached Exhibits, except as otherwise therein provided.

          (p)  No Option.  The submission of this Lease for examination does not
               ---------
constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

          (q)  Price Controls.  If at any time during the Term of this Lease,
               --------------
any of Tenant's percentage of increases in Rent or any other charges payable by Tenant hereunder shall be frozen or limited by any local, State or Federal governmental agency or statute, ordinance or regulation to a sum less than that provided for herein, and Landlord shall be prevented from collecting any such portion of Tenant's percentage of increase or any such charge provided for herein, then Landlord shall be entitled to collect so much thereof as shall be permitted by such local, State or Federal governmental agency or statute, ordinance or regulation, and should the additional amounts which Landlord is unable to collect become collectible at a later date, whether prior to or after the termination of this Lease for any reason, then Tenant agrees to pay all such increases to Landlord immediately upon notice from Landlord specifying such amounts. Any statute or statutes of limitations applicable to the collection of such sums or portion thereof shall be tolled as to such portion which is uncollectible from the date on which Landlord is prevented from collecting said sums to the date on which such sums become legally collectible by Landlord.

          (r)  Arbitration.  At either party's option, all claims, disputes and
               -----------
other matters in question or calling for mutual agreement between Landlord and Tenant arising out of or relating to this Lease or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining. Any arbitration arising out of or relating to this Lease or any breach hereof shall include, by consolidation, joinder or joint filing, any other person not a party to this Lease to the extent necessary for the final resolution of the matter in controversy. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed with the other party and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations. Unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant shall continue to perform their obligations under this Lease in accordance with Landlord's interpretation of the claim, dispute or other matter during any arbitration proceedings until final resolution thereof. The venue for arbitration or litigation with respect to all claims, controversies and disputes arising out of or relating to this Lease or any breach hereof shall be the county in which the Land and Building are located.

          (s)  Rights as to Adjacent Space in the Building.  Provided Tenant is
               -------------------------------------------
not in default and this Lease shall be in effect:

               (i) Until construction on the Building has proceeded to where the Building is "enclosed" (as defined herein), Tenant is hereby given the right of first refusal with respect to all space in the Building not included within the Premises (the "Expansion Space") as follows: before Landlord accepts an offer or proposed from a third party ("Offeror") to lease any of the Expansion Space, Landlord shall first deliver a notice (the "Offer Notice") to Tenant, offering to lease the Expansion Space to Tenant. The Offer Notice shall designate the Expansion Space and specify the rent and other terms acceptable to the Offeror. Within seven (7) days after delivery of the Offer Notice, Tenant may, by giving written notice to Landlord, elect to lease the Expansion Space for the rent and on the same terms and conditions specified in the Offer Notice. In accepting Landlord's proposal, Tenant may at that time elect to extend (but not shorten) the term of the Lease for the Expansion Space to be coterminous for the term of the Lease for the Premises in which event Landlord shall issue a proposal for the terms and conditions under which it is willing to extend the Term and Tenant shall accept or reject such terms within three (3) days following Landlord's proposal. If Tenant shall elect to lease the Expansion Space, Tenant and Landlord shall promptly enter into a lease or an amendment to this Lease binding Tenant to lease the Expansion Space on such terms. If Tenant does not elect to lease the Expansion Space, then Tenant's rights under this subparagraph (i) (as to the Expansion Space that was the subject of the Offer Notice) shall cease until such space shall next become available for let. Landlord shall not agree in its letting of the Expansion Space to provide any rights of first offer to such tenant for any other Expansion Space. For purposes of this subparagraph, the Building shall be deemed "enclosed" when the exterior wall panels, glass ribbon window and glass curtain wall have been installed to substantial completion, as reasonably determined by the Building architect. Following such date of enclosure, Tenant's rights as to adjacent space in the Building shall be governed solely by the following subparagraph (ii).

               (ii) On and after the date the Building has been enclosed, the Tenant shall have a right of first offer with respect to the Expansion Space as follows: at such time as the Expansion Space becomes available and Landlord determines to issue a proposal for the Expansion Space, it shall provide Tenant with the terms and conditions under which Landlord is willing to offer the Expansion Space for lease and Tenant shall have a period of ten (10) days to accept or decline Landlord's offer. The term of the Lease for the Expansion Space shall be for the minimum term as Landlord is willing to offer the space for lease, provided, however that Tenant may at that time elect to extend (but not shorten) the term of the Lease for the Expansion Space to be coterminous with the term of the Lease for the Premises under such terms and conditions as Landlord may propose and Tenant shall accept. If Tenant shall accept the provisions, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the terms of Landlord's proposal. If Tenant shall fail to accept Landlord's offer, then Tenant's rights under this subparagraph (ii) (as to the Expansion Space that is the subject of the offer) shall cease until such space shall next become available for let.

          (t)  Rights as to Space in Arbor 600, 600 College Road East and in 650
               -----------------------------------------------------------------
College Road East.   Provided Tenant is not in default hereunder or under any
-----------------
new lease entered into for space in Arbor 600, 600 College Road East or 650 College Road East and provided this Lease, as may be amended from time to time, shall be in effect and three years or more shall remain in the Term, Tenant is hereby given a right of first offer to lease available space in buildings known as Arbor 600, 600 College Road East, and in 650 College Road East, Princeton Forrestal Center (subject nevertheless to the right of the landlord of Arbor 600, 600 College Road East ("Arbor 600 Landlord") and the landlord of 650 College Road East ("650 Landlord") to provide expansion for any existing tenants in either building as of the date of availability of space) as follows: at such time as space becomes available in either such building, and the landlord thereof determines to issue a proposal for such space to a party not then a tenant in either Arbor 600, 600 College Road East or 650 College Road East, it shall provide Tenant with the terms and conditions under which it is willing to offer such space for lease and Tenant shall have a period of ten (10) days to accept or decline such offer. If Tenant shall accept the provisions, then such landlord and Tenant shall promptly enter into a new lease incorporating the terms of the proposal. If Tenant shall fail to accept the offer, then Tenant's rights as to such offered space shall cease until such space shall next become available for let. Tenant's rights under this Subparagraph 24(t) shall cease effective upon the expiration of the initial ten (10) year Term of the Lease, whether or not the same is renewed. Landlord shall cause the Arbor 600 Landlord and 650 Landlord to join in the execution hereof solely to confirm their agreement with the provisions of this subparagraph.

          The Arbor 600 Landlord and the 650 Landlord and their respective successors, shall give notice to their successors in title of the rights of Tenant hereunder, and shall cause such successors to assume such landlord's obligations in respect of such rights until the same have expired or terminated. If Landlord, the Arbor 600 Landlord or the 650 Landlord shall fail to give notice to any successor in title of the rights of Tenant hereunder and shall fail to have such obligations assumed by their successor, and if, thereafter, such landlord or its successor shall fail to honor the right herein granted, Landlord shall be obligated to use its reasonable best efforts to obtain for Tenant equivalent space (to that which would have been offered) on comparable terms at a building or buildings in the general proximity of the Premises. In such event, Tenant may also elect to exercise such rights against the Arbor 600 Landlord and 650 Landlord as may exist at law or in equity for a breach of any rights set forth in this Section 24(t). Upon the written assumption of the obligation hereunder by a successor to the Arbor 600 Landlord or 650 Landlord, the predecessor landlord and Landlord hereunder shall be released from any further obligation or liability under this Section 24(t) with respect to such building.

          (u)  Existing Lease.  Tenant and Peregrine Investment Partners-I are
               --------------
parties to a lease agreement dated February 28, 1998, as last amended by Second Amendment to Lease dated December 6, 1999, respecting premises in Arbor 600, 600 College Road East, Princeton Forrestal Center (the "Existing Lease" and "Existing Premises" respectively). Provided Tenant vacates the Existing Premises and leaves the same in the condition required under the Existing Lease and provided Tenant has taken occupancy of the Premises and is not in default hereunder, Landlord covenants and agrees to cause the Existing Lease to be terminated as of the Lease Commencement Date whereupon all rents and other charges under the Existing Lease shall be apportioned as of such date and the Security Deposit shall be returned to Tenant.

          (v)  Entire Agreement. This Lease contains and embodies the entire
               ----------------
agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

          (w)  Roof Rights.  Tenant shall have Landlord's permission to install
               -----------
at Tenant's expense without additional payment to Landlord (except as herein provided) a microwave dish, antenna, and appurtenant communications devices, whose specifications and configuration shall be reasonably satisfactory to Landlord (the "Telecommunications Equipment") on a portion of the roof of the Building in a location and size approved by Landlord and which is to be used by Tenant for its business in the

Premises. Tenant's installation shall include access to power and routing of lines to the Premises together with the right to such rooftop access as is required to comply with Tenant's obligations hereunder. Landlord expressly reserves the right to install or permit others to install other Telecommunications Equipment on the roof of the Building and shall make reasonable efforts to minimize interference for each such user, provided Landlord makes no warranty, and assumes no responsibility, for the suitability of the roof for Tenant's use. Tenant shall cooperate with Landlord in seeking to minimize any such interference. Tenant's installation, use, maintenance and removal of the Telecommunications Equipment shall be subject to all permits and approvals applicable thereto and Tenant shall secure and maintain the same at its sole cost and expense, holding Landlord harmless from any violation thereof. If reasonably required by Landlord or if mandated by any law, regulation, ordinance, covenant or restriction, Tenant shall erect and maintain appropriate screening for the Telecommunications Equipment. Tenant's installation, operation, maintenance and removal of the Telecommunications Equipment shall- be subject to the Landlord's inspection and technical review, the reasonable cost of which shall be borne by Tenant.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Lease as of the date first above written.

                                        LANDLORD:

WITNESS/ATTEST:                         750 COLLEGE ROAD ASSOCIATES, L.P.
                                        By: Aegis Forrestal Partners II, Inc.,
                                        its general partner

/s/                                     By:  /s/
------------------------------             -----------------------------------
                                           President

                                        TENANT:

WITNESS/ATTEST:                         ITXC CORP.


______________________________          By:  /s/ Edward B. Jordan
                                           -----------------------------------

                                  EXHIBIT "A"
                                  -----------

                     DESCRIPTION OF BUILDING AND PREMISES

     The Building shall mean the real property, and improvements thereon, known as Lot 18.09, Block 5 in Plainsboro, New Jersey as shown on a certain map entitled "Preliminary and Final Plan P.M. U. D. Subdivision of Property of the Trustees of Princeton University" files 12/1/82 as Map 4512, File 969 in the county of Middlesex, State of New Jersey.

                                 EXHIBIT "A-1"
                                 -------------

                          FLOOR PLAN OF THE PREMISES

Floor plans shall be attached upon finalization of the space plans for the Premises.

                                  EXHIBIT "B"
                                  -----------

                               LETTER OF CREDIT

                    BANK NAME
                         DATE

[LANDLORD NAME]

Dear Sirs:

     We hereby establish, at the request and for the account of ______________ TENANT ____________________ ("Account Party"), a ____________________ (entity type) ____________________, in connection with a certain lease agreement ("Lease") by and between you, as Landlord, and the Account Party, as Tenant, relating to premises at ____________________ New Jersey, our irrevocable Letter of Credit No. _______ in the amount of $_____________ , effective immediately and expiring at 5 P.M. (prevailing time) on ____________________, 2000 ("Termination Date").

     Provided no draw or partial draw has theretofore been made hereon, the face amount of this Letter of Credit shall automatically be reduced to the amount indicated on the dates provided below:

     Date of Reduction                  Revised Amount



     We hereby irrevocably authorize you to draw on us, in an amount not to exceed the face amount of this Letter of Credit and in accordance with the terms and conditions hereinafter set forth, one or more drawings by your draft, payable at sight on a day of the year on which banks are not required or authorized to close in New Jersey (each, a "Business Day") and accompanied by your written and completed certificate purportedly signed by an authorized signatory of ________________ Agent for Landlord, or Landlord, in substantially the form of Annex A attached hereto (such draft accompanied by such certificate being your "Payment Draft").

     Upon our honoring any Payment Draft presented by you hereunder, the face amount of this Letter of Credit shall be decreased automatically by an amount equal to the amount of such Payment Draft.

          Each Payment Draft shall be dated the date of its presentation, and shall be presented at our office located at ______________________________________, New Jersey, _______, Attention: Letter
of Credit Department. If we receive any Payment Draft at such office not later than 11:00 A.M. (prevailing time) on a Business Day prior to the Termination Date, we will honor the same by 3:00 P.M. (prevailing time) on the same day in accordance with your payment instructions. If we receive any Payment Draft at such office, after 11:00 A.M. (prevailing time) on a Business Day prior to the Termination Date, we will honor the same on the next succeeding Business Day in accordance with your payment instructions.

     This Letter of Credit is transferable in its entirety to (i) any transferee whom you certify to us has succeeded you as Landlord under the Lease, and (ii) any mortgagee whom you certify to us has a right to the proceeds of the Letter of Credit under a recorded mortgage and/or an assignment of rents and leases. Transfer of your rights under this Letter of Credit to any such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate of transfer in the form of Annex B attached hereto. Upon such presentation and upon surrender of this Letter of Credit we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a new letter of credit to your transferee with provisions therein consistent with those set forth in this Letter of Credit.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein.

     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1983 revision, International Chamber of Commerce publication no. 400. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at _________________________________, New Jersey ____________, specifically referring to the number of this Letter of Credit.


                                   Very truly yours,

                                   [Name of Issuing Bank]


                                   By:______________________________
                                   Name:
                                   Title: Vice President

                                    ANNEX A
                                    -------

             [Form of Certificate for Draw Under Letter of Credit]

                                  CERTIFICATE

                                  Irrevocable Letter of Credit No.
                                  ---------------------------------------

The undersigned, an authorized signatory of _____________________________ ("Landlord"), or ____________________________, Agent for Landlord, under the
Lease dated ___________ with ________________ ("Tenant") respecting certain premises situate in _______________ (the "Lease") hereby certifies to ______________________ ("Bank") with reference to Irrevocable Letter of Credit No. ____________________ ("Letter of Credit") issued by the Bank in favor of Landlord, as follows:

     (1) Landlord is entitled under the terms of the Lease to draw under the Letter of Credit.

     (2) The amount due to be paid to Landlord under this Certificate is $______________.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the __________ day of __________, 2000

                                   _______________________________________


                                   By:____________________________________
                                      Name:
                                      Title:

cc: Tenant

                                    ANNEX B
                                    -------

                            INSTRUCTION TO TRANSFER

                                             __________________, 2000

[Name of Issuing Bank]

Attention: Letter of Credit Operations

RE:  Irrevocable Letter of Credit No.
     --------------------------------

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:

               __________________________
               (Name of Transferee)

               __________________________
               (Address)

     all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the "Letter of Credit"). The transferee has succeeded the undersigned as Landlord (as defined in the Letter of Credit) under the Lease Agreement dated as of ___________, 2000 between the undersigned, as Lessor and ___________________, as Tenant.

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights
                                             ------------------
shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     The Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you transfer the Letter of Credit to our transferee or that, if so requested by the transferee, you issue a new irrevocable Letter of Credit in favor of the transferee with provisions consistent with the Letter of Credit.

                                          Very truly yours,

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                 EXHIBIT "B-1"
                                 -------------

                         BASE BUILDING SPECIFICATIONS

                               750 COLLEGE ROAD
                          Princeton Forrestal Center
                            Plainsboro, New Jersey

                             OUTLINE SPECIFICATION
                               November l1, 1999

I.  CODE ANALYSIS:

    A. The project is designed in compliance with applicable federal, state and local codes.

    B.    Applicable codes:
          1) Uniform Construction Code, State of New Jersey and BOCA National Building Code, 1996.
          2)   National Standard Plumbing Code, 1996.
          3)   National Electric Code.
          4) Uniform Construction Code, Sub-chapter 7, Barrier Free Sub-code with
          5)   ANSI A 117.1 by reference

    C.    Code checklist:
          1)   Use group (BOCA Chapter 3, Section 304): Group B.
          2)   Construction type (BOCA Chapter 6, Table 602): 2B, protected.
          3)   Fire protection (BOCA Chapter 9): Automatic sprinkler system.
          4) Code population: Total area is 100,000 s.f. Assuming 1 person per 100 s.f, building population is 1,000 people or 333 per floor.
          5)   Minimum number of plumbing facilities (NSPC Table 7.24.1 B):
               Assume equal male and female population (60% multiplier = 200 male per floor and 200 female per floor).
               a) Male per floor: ___water closets, ___urinals, and ___lavatories.
               b)   Female per floor:  ___water closets and ___lavatories.
               c)   Drinking fountains per floor: ___.

II.  ZONING ANALYSIS:

     A.   Parcel: Block 5, Lot 18.09, 13.8 acres.
     B.   Township: Plainsboro Township.
     C.   County: Middlesex County, New Jersey.
     D.   District: Planned Municipal Unit Development (PMUD).
     E.   Uses by Right: General office or research and development facility.
     F.   Maximum building coverage: N/A - PMUD requirements.
     G.   Maximum impervious surface ratio: N/A - PMUD requirements.

     H. Maximum building height: 60 ft. not including rooftop mechanical equipment.
     I. Parking: Minimum 1 space per 400 g.s.f for a total of 250 spaces. Parking at a rate of 1 space per 250 g.s.f for a total of 416 spaces is provided.

III.    BASE BUILDING DESIGN PROGRAM:

          A. Approximately 100,000 square feet in one three story building including a mechanical penthouse with access stair.

          B.   Base building spaces and systems:
               1) Structural steel frame with concrete floor decks; exterior skin of precast concrete panels with ribbon windows and curtainwall; and an insulated roof assembly over metal deck.
               2) Core spaces including elevators, floor elevator lobbies, toilet rooms, janitor's closet, local electric closets, local tele/data closets, fire stairs and corridors, equipment shafts and risers. Core spaces also include corridors from floor elevator lobby to stair towers on multi-tenant floors.
               3)   Two-story entry lobby with access to central elevator core.
               4) Cafe with outdoor seating area. Outdoor seating area to be adjacent to woodland area.
               5) HVAC, electric, plumbing, fire suppression, life safety, security and tele/data systems and support spaces.

     C. Parking: 416 total spaces will be constructed on site. Included in the parking space count will be 8 handicapped spaces as required by code and 10 spaces reserved for visitor parking. The remaining spaces will include a distribution of standard and compact spaces as required by Plainsboro Township.

IV.  SITEWORK:

     A.   Off-site work:

          1)   Sanitary service:

               Sanitary sewer utilities are currently terminated along the site perimeter near the curb cut in College Road East. These services shall be extended to a manhole located approximately 5 feet from the building under the on-site work scope of work.

          2)   Water service:

               Domestic and firewater service utilities are currently terminated along the site perimeter near the curb cut in College Road East. These services shall be extended into the building under the on-site work scope of work.

          3)   Electrical Service:

               Dual, parallel electric utility service is currently available at the site perimeter along College Road East by PSE&G. This service shall be extended to secondary service transformer outside the building under the on-site work scope of work.

          4)   Telecommunications Service:

               Local and long distance fiber optic telecommunications service is available from two service providers (Bell Atlantic, ATT) at the property line along College Road East. These services shall be extended into the building under the on-site work scope of work.

          5) Offsite work shall include payment of "Mt. Laurel" affordable housing fee.

     B.   On-site work:

          1)   Grading and Drainage:

               Stormwater runoff shall be managed by means of inlets and storm water piping to the existing storm water collection system located in College Road East and by swales and sheet flow to Princeton Forrestal Center's dedicated drainage zone at the west property line.

          2)   Paving:

               This shall include all work necessary to support vehicle parking, pedestrian access and service. Paving shall be 4"-6" stone sub-base with 2"-3" bituminous base course and 2" wearing course as dictated by geotechnical report. Heavy-duty paving shall be provided on main roadways and access to the utility yard.

          3)   Curbs and Sidewalks:

               Sidewalks shall be 4" concrete with 4" sub-base. Pre-cast concrete pavers shall be used at the main building entrance and the Cafe outdoor seating area. Brick pavers set in a concrete sub-base shall be provided at major pedestrian crosswalks. Concrete curbs shall be provided as required by Plainsboro Township and Princeton Forrestal Center design standards.

          4)   Signage:

               a) An address sign shall be provided along College Road per Princeton Forrestal Center standards.

               b) Signage for direction and control of on-site vehicular traffic and handicap parking shall be provided as per code and Princeton Forrestal Center Standards.
               c) Corporate identity signage may be provided under Tenant allowance subject to local code restrictions and Princeton Forrestal Center Standards.

          5)   Landscaping:

               Landscaping is provided including grass planted areas, shrubs, evergreens, perennials and trees in parking areas, approach roads and building entries. Landscape design shall conform to Plainsboro Township and Princeton Forrestal Center design requirements.

          6)   Woodland area:

               Approximately 6 acres of mature woodlands exist on the property that is contiguous with Princeton Forrestal Center's woodland open space preserve. A woodland management program will be initiated at the commencement of the project with the objective of creating an amenity for the property. The woodland management program shall include removal of undergrowth, clearing of dead and unhealthy stock, and selective removal and harvesting of remaining stock. The woodland management program shall also include consideration of supplementing the existing woodland area with the addition of young specimen trees, accent lighting and woodland trails to enhance the natural amenity that exists on the property.

     C.   Site Utility Services:

          1)   Sanitary Sewer Service:

               Sanitary sewer service shall be extended from the existing termination point in College Road East to a manhole located within 5 feet of the exterior of the building.

          2)   Water Service:

               a) One 8" water supply line for both fire and domestic use shall be extended from the water main, located in College Road into the building water service room, by the site utility contractor.
               b) A water meter pit (if required) shall be provided by the site utility contractor at the property line.
               c) An above grade "hot box" located next to meter pit (if required) for the reduced pressure type backflow preventer shall be provided by the site utility contractor.

               d) A variance will be submitted to Elizabethtown Water Company to locate the water service meter and backflow preventer assembly in the building water service room in lieu of a meter enclosure and backflow preventer "hot box" at the site perimeter

          3)   Electrical Service:

               a) Electrical service will be extended from College Road East to the secondary service transformer located outside the building.
               b) PSE&G will provide primary parallel service switches and capacitors near property line.
               c) On-site contractor shall provide a concrete encased raceway system from primary electrical switches necessary to extend the dual parallel service to the secondary service transformers under the sitework scope of work.
               d) PSE&G will furnish and install primary service cable and secondary service transformers and pad.
               e) The building electrical subcontractor will perform installation of the secondary electrical service from PSE&G's secondary transformer to the building switchboard.
               f) Dual parallel service from PSE&G's secondary transformer into the building is available as a Tenant upgrade.

          4)   Lighting:

               a) Site lighting shall be provided as per code and Princeton Forrestal Center standards.
               b) Accent lighting shall be provided at the walkway to the main building entry, the Cafe outdoor seating area, and select areas of landscape including the woodland area.
               c) Interior accent lighting shall be provided at entry curtainwall under base building electrical.
               d) Security lighting shall be provided at the building exits and service areas.

          5)   Telecommunications Service:

               a) Local and long distance fiber optic telecommunications service shall be extended from College Road East into the building.
               b) On-site work contractor shall provide a concrete encased raceway system of 4-4" conduits and associated manholes from the property boundary into the main telecommunications room.
               c) Main telecommunications room shall be sized (minimum 20' x 10') to accommodate the equipment of both service providers.
               d) Installation of multiple services into the building shall be subject to joint negotiations by Owner and Tenant with the service providers.

V.   STRUCTURAL SYSTEM:

     A.   Design live loads:
          1)   30 p.s.f. at roof.
          2)   100 p.s.f. live load at supported floors.
          3)   150 p.s.f. live load at slab on grade.
          4) Fluid cooler loads and other miscellaneous mechanical loads at roof.

     B.   Steel superstructure:
          1) 30' x 30' typical bay size. 13'-4" minimum floor to floor and floor to roof deck height except mechanical penthouse floor to roof deck height shall be approximately 10'- 0" as determined by equipment. All structural steel beams, girders and columns shall be ASTM 572 grade 50 steel.
          2) Steel superstructure and floor members shall be composite structure, with 3/4" diameter headed studs, and #4 x 8'- 0" long @ 12" o/c in slab over all beams and girders.
          3) For roof drainage, perimeter roof bays shall slope at 1/4" per foot to level central bay.
          4) Floor deck shall be 3 1/4" lightweight concrete on 3" deep 18 ga. galvanized composite steel deck (6 1/4" total depth) spanning 10'- 0" typically.
          5) Roof deck shall be 1 1/2" deep 20 ga. galvanized wide rib metal deck.
          6) Typical beam and girder connections shall be full depth double angle type bolted sheer connections. All beam or girder to column connections shall have top and bottom clip angles connecting beam/girder flanges to column. Preliminary size angle 6 x 4 x 3/4 w/6 bolts.

     C. Fireproofing shall be cementitious type spray-on fireproofing on all beams, girders and columns to obtain rating required by code. Fireproofing not required on deck.

     D. Slab on grade shall be 5" thick, welded wire mesh reinforced concrete on 4" stone and vapor barrier. Perimeter of slab on grade shall be insulated.

     E. Column foundations shall be reinforced concrete spread footings. Perimeter foundation shall be concrete grade walls and continuous wall footings extending below frost line. Concrete pedestals shall support perimeter columns.

     F.   Exterior wall:
          1) Precast reinforced concrete panels supported directly from structural steel columns. (Lateral bracing clips may occur at 10-foot intervals on spandrel beams.)
          2)   Metal and glass ribbon window supported by precast panels.
          3)   Metal and glass curtain wall at main entry and accent locations.

     G.   Miscellaneous:

          1) Fluid coolers (on dunnage) and mechanical room areas at main roof level shall have a reinforced concrete slab on deck sufficient for sound and vibration attenuation (thickness to be determined).
          2) Screen wall at roof to be braced by steel beam and channel framing around the perimeter typical.
          3) Entry lobby shall have steel-framed canopy with steel posts at the outside and with hangers from spandrel beams at the inside of canopy. Steel-framed high clerestory shall be provided at main lobby area above roof.
          4) Double column expansion joint shall occur as required by structural design.

VI.  ARCHITECTURAL SYSTEMS:

     A.   Exterior wall shall be a non-loadbearing system consisting of:
          1) Precast reinforced concrete spandrel panels clipped to steel superstructure. Interior backup of panels below windows shall be a non-structural metal stud system with insulation and interior gypsum board finish. Panels above windows to have semi-rigid insulation impaled to back of panel.
          2) Curtain wall and ribbon window system consisting of aluminum frames with clear anodize finish and insulated, tinted, low "E" fixed glazing. System shall include metal sills and column covers. Canopy fascias and clerestory fascias shall be aluminum with clear anodize finish.
          3) Firesafing shall be provided between floors and roof as per code standards.

     B. Exterior wall of mechanical penthouse and equipment screen shall consist of a field erected flat metal panel wall system with structural steel girt back up. A special profile cornice shall be provided at the top of the wall and the screen. The interior of the penthouse wall shall be GWB on metal studs with insulation.

     C. Interior perimeter walls below windowsills and at columns to a 9'-3" height shall be finished, unpainted GWB on metal studs.

     D. Roof construction shall be an adhered 60 mil single ply EPDM roofing membrane over rigid insulation with a 15-year manufacturer's warranty. Tapered insulation shall be used in conjunction with sloping structural steel to direct rain water to roof drains. Roof pavers shall be arranged to provide access to rooftop equipment. Perimeter roof flashing shall extend up on the inside face of the precast parapet and be capped by a continuous aluminum coping with a Duranar finish.

     E.   Base Building Interiors:
          1) 13'-4" minimum floor to floor height shall accommodate 9'-0" finish ceiling height except toilet rooms which may have a lower ceiling if required for utility services.
          2) Typical core doors shall be 3' x 7' hollow metal in welded hollow metal frames. Special doors at service corridor and certain equipment rooms shall be 6' x 8' pairs. Doors shall be labeled as required. Hardware shall be brushed stainless steel.

          3) The entry lobby connecting the building entry to the elevator core shall include stone tile floor and base with carpet insets, wood and stone wall finishes on GWB, articulated finished GWB ceilings, general and accent lighting, HVAC, fire protection and life safety systems.
          4) Finishes for elevator lobbies on multi-tenant floors shall include finished GWB walls with wood finish on elevator wall, carpet, vinyl base, articulated finished GWB ceiling, general and accent lighting, HVAC, fire protection and life safety systems.
          5) Three fire stairs shall be provided in the building including concrete filled metal pan stair system, GWB walls ACT ceiling at roof level and floor landings, general lighting, HVAC, fire protection and life safety systems. The stair at the central core shall be extended to the roof for service access.
          6) Toilet rooms shall be provided on each floor in the building including wet wall with ceramic tile to 6'-8". Other walls shall be provided with vinyl wallcovenng on GWB walls. Remaining finishes shall include ceramic tile floors, suspended acoustical tile ceiling, painted metal ceiling hung toilet partitions, wall mounted fixtures, brushed finish stainless steel toilet accessories, solid Corian lavatory counters and mirrors. In addition, general and accent lighting, HVAC, fire protection and life safety systems shall be provided.
          7) A janitor's closet shall be provided on each floor in the building. Janitor's closet shall include a floor mounted service sink, VCT flooring with vinyl base, painted GWB walls and no ceiling. In addition, general lighting, HVAC, fire protection and life safety systems are provided.
          8) Two local telephone closets shall be provided on each floor in the building including sealed concrete floors, vinyl base, finished GWM walls with 3/4" painted plywood on one wall, general lighting, HVAC, fire protection and life safety systems.
          9)   Three local electric closets shall be provided on each floor in the building including sealed concrete floors, vinyl base, finished GWB walls, no ceilings, general lighting, HVAC, fire protection and life safety systems.
          10) Mechanical rooms in the building shall include sealed concrete floors, no ceilings, painted GWB walls, general lighting, fire protection, HVAC and life safety systems.
          11) Electrical switchgear room in the building shall include sealed concrete floors, no ceiling, painted GWB walls, general lighting, fire protection, HVAC and life safety systems.
          12) Receiving area in building shall include a service corridor, painted GWB walls, corner guards, VCT floors, acoustical tile ceiling, general lighting, fire protection, HVAC and life safety systems.

     F. Vertical transportation in the building shall include one 3,000-lb. passenger elevators and one 3,500-lb. passenger/service elevator. Elevators to be pre-engineered, 125 feet per minute, hydraulic elevators. Elevator cabs to be brushed stainless and wood finish. Elevator door heights shall be 8'-0". Elevator cab ceiling height shall be 8'-6"except passenger/service cab shall be 9'-0".

VII. HVAC SYSTEM:

     A.   Criteria:
          1) Ambient Weather: A summer condition of 91(degrees)F DB and 75(degrees)F WB will be used for the design of all cooling systems. A winter temperature condition of 0 degrees will be used for the design of all heating systems.
          2) Indoor Design Temperatures: Indoor design temperatures will be as follows:
               a)   Offices:
                    (1) 75 +/- 2 degrees dry bulb / 50% relative humidity in the summer.
                    (2) 70 degrees dry bulb; no control over relative humidity in the winter.
               b) Mechanical Rooms, Telephone Rooms and Electrical Rooms: Only ventilated in the summer, and 60 degrees in the winter; no control over relative humidity in any season.
               c) Elevator Machine Rooms: 85 degrees dry bulb in the summer and 65 degrees in the winter; no control over relative humidity in any season.
          3) Ventilation: The recommended minimum outside airflow rates will be 20 cfm/person for offices to be consistent with ASHRAE Standard 62. Toilet Rooms will be ventilated at a rate of 2 cfm per square foot.
          4) Internal Loads: Internal heat gain from lighting will be assumed to be 2-watts/square foot. Internal heat gain from equipment will be 4-watts/square foot. Occupancy will be based on 100 square feet per person.
          5) Filtration: Office areas will be supplied with minimum 30% efficient filters. Mechanical rooms (and other spaces) directly conditioned by outside air will be supplied with 30% efficient filters.
          6) Expansion: The mechanical systems will not be sized for any building expansion.
          7) Reliability: Pumps will be provided with a dedicated standby pump. Cooling towers will be provided with redundancy so that upon failure of one cooling tower, 67% of peak capacity will still be available.
          8) The water source heat pumps will not be provided with any redundancy. The boiler will be provided with multiple heating elements.
          9) Acoustical: Offices will be designed to meet an NC-40 sound pressure level as a background rating (i.e., exclusive of noise generated by occupants), measured in the center of rooms, six feet above finished floor.

     B.   Design Solutions:
          1) Supply Air System: an outdoor air riser in each wing of the building will provide Outdoor air. Each riser will have a filtered inlet hood on the roof and motorized damper, electric preheat coil and a heat pump on each floor. Heat pumps with lined sheet metal supply systems will be provided for the two story lobby, the elevator, lobby/toilet rooms, the outdoor air riser on each floor and for the elevator machine room. Electric cabinet heaters will be provided at entrance vestibules and in stair towers with outside entrances. Electric unit heaters will be provided in the mechanical and the main electrical rooms. Electric booster heaters will be provided in the supply duct of the heat pumps serving the two-story lobby. Two (2)-cooling towers will be installed on the roof. These cooling towers will provide cooling water to a heat exchanger that will cool the water used in the refrigerant condensers of the water source heat pumps. Chemical injection and testing ports will be provided to allow a chemical treatment program to be implemented. Blowdown capability will be provided. Electric immersion heaters will be installed in the fluid coolers.
          2) Condenser Water System: Three end suction pumps (two operating in parallel and one standby) will be provided in the penthouse level mechanical room to circulate water between the heat exchanger and the condenser sections of the heat pumps. Trim at the pump will include a suction diffuser, isolation valves, pressure gauges and thermometers. A multistage electric boiler will add heat to the loop through bypass piping. A centrifugal solids separator will be installed in the side-stream configuration. The makeup water will be filtered through a sediment filter. A schedule 40-heat rejection loop will be provided on each floor. Valved outlets will be provided on the heat rejection loop for tenant terminal units plus six spares per floor.
          3) Heat pumps and associated downstream ductwork and diffusers will be installed for toilets/elevator lobby on each floor and the first floor lobby.
          4) Tenant ductwork, insulation and air distribution devices will be furnished and installed under the tenant fit-out contract.
               Tenant heat pumps will be furnished under the base building contract complete with seismic restraints, hose kits and factory-mounted controls and for installation under tenant fitout contract. Tenant heat pumps are furnished at a rate of one per 1,000 s.f. of useable space and provides 34 MBH of cooling. Adjustment to number and size of heat pumps will be provided from Tenant Improvement allowance.
          5) The return air path to the heat pumps will be through a ceiling return plenum to the unit.
               a) Outside air will be brought from a roof opening with a vertical duct and will be ducted through an electric heating coil and a heat pump before discharge into the plenum; the outside air flow rate will be sized for the minimum outside airflow requirement.
          6) Exhaust fans and galvanized steel ductwork will be provided for Electrical Rooms, Mechanical Rooms, Janitor's Closets and Toilet Rooms.
          7) Water source heat pumps connected to the condenser loop will be provided for the cooling and heating of the elevator machine room.
          8) Cooling coil condensate will be piped to a funnel drain provided by the plumbing contractor on each floor adjacent to the exit stair in each wing of the building.
          9) The HVAC systems will be controlled and monitored by a direct digital control (DDC) system. This system will execute all sequences of operations and allow local or remote setpoint monitoring and adjustment. The system sensors and actuators will be electronic.
               a) The base building system will control all base building equipment, provide a conununication loop on each floor and will include the controllers and sensors for the base building boxes.

               b) Tenant box controls, connection to the communication loop and programming will be provided under the tenant work.
               c) System shall be designed to automatically start back up base building equipment upon detecting a failure of operating equipment.

VIII. PLUMBING AND FIRE PROTECTION SYSTEMS:

     A.   Codes:
          1)   BOCA Building Code, 1996
          2)   National Standard Plumbing Code, 1996
          3)   Plumbing and Drainage Institute Standards

     B.   Sanitary System:
          1) All sanitary drainage from the plumbing fixtures shall be drained by gravity through interior cast iron piping and discharged through 8" diameter underground piping to a point 5'- 0" beyond the building for connection to the site sanitary sewer line provided by the site utility contractor.
          2) All above grade sanitary and vent piping shall be cast iron, soil pipe, no hub type.
          3) Under slab piping inside the building shall be service weight, cast iron bell and spigot type with caulked oakum and lead joints or with elastomer push-on joints with "multi-tite" gasket.
          4) In addition to sanitary stacks and piping required to serve toilet rooms and drinking fountains in core areas, two additional 4" diameter sanitary and vent stacks (wet columns) with capped outlets at each floor shall be provided for future hook ups required by tenants.
          5) Two trapped funnel drains with trap primers shall be provided in each wing of the building adjacent to the stair towers for condensate discharge from heat pumps.

     C.   Storm System:
          1) Storm water from roof shall be drained through roof drains and interior vertical and horizontal piping and discharge through underground piping to a point 5'-0" beyond the building for connection to the site storm water system provided by the site utility contractor.
          2)   All piping shall be same type as for sanitary system.
          3) All horizontal rainwater piping inside the building and bodies of the roof drains shall be provided with 1/2" thick fiberglass insulation.

IX.    ELECTRICAL SYSTEMS:

     A.   Design criteria:
          1) Lighting 2.5 watts/s.f. utilizing recessed 2' x 4' three lamp deep cell parabolic louvered fluorescent troopers. Energy efficient lamps and electronic ballasts shall be utilized.
          2)   HVAC: 5.5 watts/s.f.

          3)   General power: 4.0 watts/s.f.
          4)   Total building design load: 12.0 watts/s.f.

     B.   Service Distribution
          1) Incoming electric shall be 480/277 volts, 3 phase, 4 wire secondary service from exterior PSE&G pad mounted transformer line-up. Dual parallel service is provided to the secondary service transformers. Single service is provided into the building.
          2) Main service switchboard shall contain bolted pressure switches in self-supporting metal cubicles. Distribution switchboards shall be molded case circuit breakers. Main bus will have TVSS.
          3) Primary and secondary power distribution shall be via EMT conduit with copper conductors. Distribution from secondary panel boards to lighting and power devices shall be via flexible metallic conduit with copper conductors.
               a) One 480/277-volt busway shall be provided in the central core electrical closets for base building loads. Busway will pass from floor to ceiling and will have both sides accessible for core and shell services. Provide distribution panel in penthouse mechanical room.
               b) One 480/277-volt power riser shall be provided in each electrical closet in the two building wings for tenant power. Riser will feed one 480V distribution panel in each tenant electric closet. Each closet will have one E-Mon power meter monitoring electric consumption at the 480V Distribution Panel. Sub metering at the 208V/120V level (if required) will be provided within the Tenant Improvement Allowance.
          4) Base building lighting and receptacle loads throughout the building shall be served from panelboards and transformers located in central core electric closets. Panelboards for light and power circuits shall be of the circuit breaker type for flush or surface mounting dead-front cabinets. Concealed wiring shall be provided in all areas except MEP spaces. All power loads, such as elevators, motor control equipment, etc., shall operate at 480 volts and shall be connected to distribution panel with single or multiple conduit and cable feeders. Wire and cable shall be copper with type THHN insulation.
          5) Tenant's power distribution work includes connections to Owner furnished 208V/120V Receptacle Distribution Panel (RDP). A 75 KVA transformer shall supply the RDP. Extension of the power service from the RDP including all sub-metering, circuit breakers, conduit, cable and devices is provided in the Tenant Improvement Allowance.

     C.  Lighting
          1) Local battery units shall provide emergency lighting for life safety requirements.
          2) Site lighting shall be provided and fed from 277-volt lighting panel.
          3) Tenant's lighting work includes all conduit, cable, switches and fixtures including connections to 480V distribution panel. 480V distribution panel including factory installed circuit breakers is provided by base building. Revisions to circuit breakers (if required) is provided in the Tenant Improvement Allowance. Tenant fluorescent lighting shall be fed at 277 volts.

     D.   Grounding and Lightning Protection:
          1)   Building grounding will be provided as required by code.
          2) A master label lightning protection system shall be provided. Tenant is responsible to extend building lightning protection system to all tenant rooftop equipment.

     E.   Telephone Service:
          1) On-site work contractor shall provide empty conduit, underground duct bank service from College Road East to main telecommunication room in the building. A system of empty conduit and sleeve risers shall be provided between the main tele/data room and the tele/date closets in the two building wings.
          2) Each telephone closet shall include one power outlet and 3/4 painted plywood backer board for punchdown equipment.
          3) Telephone service will be provided to base building spaces as required by program.
          4) Tenant will provide tele/data room within tenant space as well as all service equipment, station cabling, terminations, and devices.

     F.   Security:
          1) Base building security system shall consist of perimeter door monitoring, card readers at front and rear lobby entries with electric locks and remote monitoring. Card readers are provided in elevators for controlled floor access during building unoccupied mode.

     G.   Smoke, Fire and Sprinkler Alarm System
          1) Multiplex addressable fire alarm and sprinkler alarm system shall be provided in the building in accordance with code requirements including semi-flush mounted pull stations at the exit stairs, horns with flashing lights, etc. as per code requirements.
          2) The smoke detection system in the building shall consist of products of combustion, ionization type detectors in supply and return air ductwork as per code requirements.
          3) The sprinkler and sprinkler alarm system in the building shall consist of water flow devices and tamper switches and interface with fire alarm system.
          4) Fire command station shall contain the fire alarm related annunciation; communication and elevator recall functions.

                                 EXHIBIT "B-2"
                                 -------------

                                  WORK LETTER

     Reference is made to that certain Lease Agreement dated June , 2000 (the "Lease") to which this Work Letter is attached and made a part. Landlord and Tenant acknowledge and agree that every date for performance set forth herein is expressly predicated upon the Lease Agreement having been fully executed and delivered on or before June 15, 2000, and each date set forth below for performance by Landlord shall automatically be extended, on a day-for-day basis, by the time period following June 15, 2000 until this Lease Agreement is fully executed and delivered. Landlord's construction of the Building shall be in accordance with the Base Building Specifications attached hereto as Exhibit B-1

     1. Landlord and Tenant mutually agree the Premises shall be finished in accordance with plans described in paragraph 2 below. Subject to the terms hereof and to the effects of any Force Majeure and/or Tenant Delay (as the same are defined herein), Landlord shall substantially complete construction of the Building by the Lease Commencement Date.

     2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared complete, finished and detailed architectural and engineering (electrical, mechanical, plumbing and structural, if any) drawings and specifications for Tenant's partition layout, reflected ceiling plan, floor finishes and other installations, for the work to be done by Landlord under this Work Letter ("Tenant Improvement Work"). All such plans and specifications ("Plans") shall be submitted to Landlord as soon as available but not later than October 30, 2000 and are expressly subject to Landlord's written approval, which Landlord will not unreasonably withhold or delay. Any written approval of plans or specifications by Landlord shall not make Landlord responsible in any way for the design of any installed systems and Tenant shall look solely to its architect, engineers, designers and any of its other agents for damages resulting from design errors or omissions.

     3. If Tenant elects to do its own Tenant Improvement Work, Landlord will deliver the floors to Tenant for commencement of its Tenant Improvement Work no later than ninety (90) days prior to the Lease Commencement Date. Tenant shall be responsible for all normal and customary costs of Tenant Improvement Work, including but not limited to the cost of design, materials (including transportation and hoisting), labor general conditions, utility consumption during construction, cleaning services and rubbish removal, and all other cost to construct the Premises. Landlord will reimburse Tenant for such costs (to the extent of the Tenant Improvement Allowance) as provided in paragraph 7(a) within 30 days of submission of applicable invoices and an architect's certification that the work has been completed in accordance with the approved plans. Provided Landlord has substantially completed the Base Building on or prior to the Lease Commencement Date set forth in the Basic Lease Provisions, the Lease Commencement Date shall be on the earlier of occupancy by Tenant or the Lease Commencement Date as set forth in the Basic Lease Provisions.

     4. If Tenant elects for Landlord to do the Tenant Improvement Work, or any part thereof, Tenant shall cause to be submitted to Landlord all drawings, plans, specifications, and other data required to complete the Tenant Improvement Work or applicable portion thereof, described in paragraph 2 hereof, by October 30, 2000.

If Landlord performs the Tenant Improvement Work, Landlord shall solicit bids from at least three (3) qualified contractors and upon receipt shall review the bids with the Tenant, shall award a contract before completion of the improvements and shall hold regular weekly meetings with the Contractor and generally supervise performance of the contract. Landlord's fee shall be limited to five percent (5%) of the cost of the Tenant Improvement Work.

     5. If Tenant elects for Landlord to do the Tenant Improvement Work, notwithstanding the date set forth in the Basic Lease Provisions as the Lease Commencement Date, Tenant's obligations for the payment of rent hereunder shall not commence and the Lease Commencement Date shall not be deemed to have occurred, until Landlord has Substantially Completed all work by Landlord as set forth in paragraph 2 hereof; provided, however, that if Landlord shall be delayed in the Substantial Completion of said work as a result of any of the following, (each, a "Tenant Delay"):

          (a) Tenant's failure to cause drawings, plans and specifications to be furnished within the time required under paragraph 2 hereof;

          (b) Tenant's request for changes in drawings, plans and specifications subsequent to the date called for in paragraph 2 hereof;

          (c) The performance by a person, firm or corporation employed by Tenant and/or the completion of the work of said person, firm or corporation;

          (d) Delay in delivery of long lead items ordered by Tenant; or

          (e) Any other action or failure to act by Tenant that shall be the cause of a delay in completion of the work.

          then Tenant shall be liable for the payment of rent commencing on the Lease Commencement Date and the Lease Commencement Date and Lease Expiration Date shall not be extended; except to the extent of the number of days that Landlord's architect determines, in its sole but reasonable judgment, and Tenant's architects jointly determine that Landlord's work would not have been completed by the Lease Commencement Date, without the occurrence of the foregoing delays. The number of days that the Lease Commencement Date shall be extended shall be that number of days of delay that is determined jointly by Landlord's and Tenant's architects to be due to the actions of Landlord and Tenant shall not be responsible for the payment of rent until the Lease Commencement Date as extended pursuant to the provisions hereof.

     6. If Tenant elects for Landlord to perform the Tenant Improvement Work Landlord covenants that it will use due diligence and its best efforts to bring to Substantial Completion Landlord's Work under paragraph 2 herein by the Lease Commencement Date, but it is hereby agreed that Landlord shall not be responsible for any delay as a result of any delays resulting from those events denoted in paragraph 5 herein, or any delays arising by reason of Force Majeure (herein defined).

     For purposes of this work letter, "Substantial Completion" or to "Substantially Complete" shall mean that (i) the Base Building and the Tenant Improvement Work have been substantially completed by Landlord in accordance with the Plans except for minor or insubstantial details of construction, declaration or mechanical adjustment that remain to be done which do not materially adversely affect occupancy of the Premises and the use of the Premises by Tenant for its permitted use (the "Punch List Items") and (ii) a Temporary Certificate of Occupancy, subject to no conditions that materially adversely affect Tenant's occupancy of the Premises for its permitted use, has been issued for the Premises.

     "Force Majeure" shall mean any cause beyond the reasonable control of Landlord, exercising due diligence, including all labor disputes, civil commotion, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, fire or other casualty, inability to obtain any material, services, weather, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Landlord, but shall not include lack of funds or financing.

     7. If Tenant performs the Tenant Improvement Work or any part hereof, such as telephone installation, carpeting, cabinetry, millwork, decorations and installations of special equipment such as computers or telex machines ("Tenant's Work"), Tenant will be granted license to enter the Premises for completion of such work and such work may be performed prior to the date specified as the Lease Commencement Date. The foregoing license to enter prior to the commencement of the Term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by the Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. If at any times such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant until such time as Landlord determines that the disharmony or interference will abate. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the terns of the Lease, the same being solely at Tenant's risk.

     Furthermore, Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work. Such waste and debris shall be deposited by Tenant and its contractors in its own dumpsters or other containers and shall not be deposited in those of Landlord or Landlord's contractors unless by prearrangement and in exchange for an agreement to pay the costs of additional waste pick-ups at the Building.

                                  EXHIBIT "C"
                                  -----------

                             RULES AND REGULATIONS

     Reference is made to a certain Lease Agreement dated June __, 2000, (the "Lease") to which these rules and regulations are attached. Definitions of terms are set forth in the Lease.

     The following rules arid regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after thirty (30) days' written notice from Landlord, shall be an Event of Default.

     Landlord may, in its reasonable discretion, upon request by any tenant, waive the compliance by such tenant with any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

     1. The sidewalks, driveways, entrances, passages, courts, lobby, elevators, vestibules, stairways, corridors or halls or other parts of the Building or Common Facilities not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purposes other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Building or Common Facilities, provided following notice to Landlord, Landlord shall permit Tenant to conduct an "open house" on one occasion following the Lease Commencement Date.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades of screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     5. There shall be no marking, painting, drilling into or in any way defacing of the Building or any part of the Premises visible from public areas of the Building or outside the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

     6. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking (except for hot plate or microwave cooking by Tenant's employees for their own consumption, the location and equipment for which is first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     7. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of the premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior approval of Landlord.

     8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridor or stairs.

     9. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

     11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of the Lease. All removals, or the carrying in or out of the any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may determine from time to time.

     12. No tenant shall pay any employees on the Premises, except those actually working for such tenant on the Premises.

     13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 5:30 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

     14. The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

     15. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed.

     16. Landlord's employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

     17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

     18. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant's merchandise to the Building.

     19. Mats, trash or other objects shall not be placed in the public corridors.

     20. Landlord does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant's expense.

     21. The amount of liability insurance required to be maintained by Tenant pursuant to Section 11 (b) of the Lease is $1,000,000 for injury to one (1) person and $3 million for injury to a number of persons in a single occurrence and $1,000,000 for damage to property.

     22. Tenant shall not give its employees or other persons to go upon the roof of the Building without the written consent of the Landlord.

                                    JOINDER

     Peregrine Investment Partners - I, a Pennsylvania Limited Partnership and 650 College Road Associates, L.P. hereby join in the execution hereof solely to confirm their agreement with respect to the building known as Arbor 600, 600 College Road East Princeton Forrestal Center and 650 College Road East, Princeton Forrestal Center, respectively, as set forth in Section 25(u) and
Section 25(t) of the within Lease Agreement.

Witness/Attest:                       PEREGRINE INVESTMENT PARTNERS - I,
                                      A PENNSYLVANIA LIMITED PARTNERSHIP

                                      By:  Berwind Realty Services, Inc.


/s/                                   BY: /s/
-----------------------------             -------------------------------
                                               Senior Vice President

Witness/Attest:                       650 COLLEGE ROAD ASSOCIATES, L.P.

                                      By: Bergen of College Road, Inc.


/s/                                   BY: /s/
----------------------------              -------------------------------
                                               Senior Vice President